Exhibit 23.1

INDEPENDENT MINING CONSULTANTS, INC.	3560 E. Gas Road Tucson, Arizona 85714 USA Tel: (520) 294-9861 Fax: (520) 294-9865 jmcnaughton@imctucson.com

November 19, 2019

RE:          CONSENT OF INDEPENDENT MINING CONSULTANTS, INC.

We hereby consent to the incorporation by reference into the following Registration Statements, including any amendments thereto and any related prospectuses (together, the “Registration Statements”) filed by McEwen Mining Inc. with the Securities and Exchange Commission, of the reserve estimates for the Gold Bar Project, Eureka County, Nevada, disclosed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018: (i) registration statement on Form S-3 (File No. 333-224476); (ii) registration statement on Form S-4 (File No. 333-226858); and (iii) registration statements on Form S-8 (File Nos. 333-144563, 333-144569, 333-112269, 333-179143, 333-179144, 333-204693, and 333-222609). We further consent to the use of the name Independent Mining Consultants Inc. in the Registration Statements and in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as to the reference to our firm as experts in the Registration Statements.

/s/ Joseph S. C. McNaughton
Independent Mining Consultants, Inc.

November 19, 2019

INDEPENDENT
MINING CONSULTANTS, INC.